UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 516-4310

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2025, Scilex Holding Company (the “Company”) filed a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware to effect a 1-for-35 reverse stock split (the “Reverse Stock Split”) of the shares of Company’s common stock, $0.0001 par value per share (“Common Stock”).

As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 20, 2025, at the Company’s Special Meeting of Stockholders held on March 19, 2025, the stockholders of the Company approved any amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, within a range of 1-for-14 to 1-for-50 (or any number in between), without reducing the authorized number of shares of Common Stock, and the filing of a final amendment with the ratio within such range to be determined in the sole discretion of the Board of Directors of the Company (the “Board”) at any time on or before March 19, 2026, without further approval or authorization of the Company’s stockholders. The Board set the Reverse Stock Split ratio at 1-for-35 and approved and authorized the filing of the Certificate of Amendment on April 3, 2025.

As a result of the Reverse Stock Split, every thirty-five (35) shares of pre-Reverse Stock Split Common Stock will be combined into one (1) share of post-Reverse Stock Split Common Stock, without any change in par value per share. Proportionate voting rights and other rights of holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below).

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the Nasdaq Capital Market on April 14, 2025, which is the trading day immediately preceding the effective date of the Reverse Stock Split.

The Reverse Stock Split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of Common Stock for continued listing on the Nasdaq Capital Market. The Reverse Stock Split was effective at 12:01 a.m., Eastern Time, on April 15, 2025, and the Common Stock is expected to begin trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market at the opening of the market on April 15, 2025. The trading symbol for the Common Stock will remain “SCLX,” and the new CUSIP number of the Common Stock following the Reverse Stock Split is 80880W205. The CUSIP number for the Company’s publicly traded warrants will not change.

The Reverse Stock Split affected all record holders of the Common Stock uniformly and did not affect any record holder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. Holders of Common Stock who hold in “street name” in their brokerage accounts do not have to take any action as a result of the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned. Stockholders of record will be receiving information from Continental Stock Transfer & Trust Company regarding their stock ownership following the Reverse Stock Split and cash in lieu of fractional share payments, if applicable.

In addition, the Reverse Stock Split will apply to the Common Stock issuable upon the exercise or conversion, as applicable, of the Company’s outstanding warrants, stock options and senior secured convertible notes, with proportionate adjustments to be made to the exercise or conversion prices in accordance with the applicable terms thereof. With respect to the Company’s publicly traded warrants trading under the symbol “SCLXW,” every thirty-five (35) warrants outstanding immediately prior to the Reverse Stock Split will be exercisable for one share of Common Stock at an exercise price of $402.50 per share, which is thirty-five (35) times $11.50, the exercise price prior to the Reverse Stock Split. Furthermore, the number of shares of Common Stock available for issuance under the Company’s equity incentive plans will be proportionately adjusted for the Reverse Stock Split ratio, such that fewer shares will be subject to such plans.

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Scilex Holding Company, filed with the Secretary of State of the State of Delaware on April 14, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

Date: April 15, 2025	By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
	Title:	Chief Executive Officer and President